Exhibit 5.1

July 14, 2021

+1 212 230 8800 (t)
+1 212 230 8888 (f)

wilmerhale.com

IVERIC bio, Inc.

Five Penn Plaza, Suite 2372

New York, New York 10001

Re:	IVERIC bio., Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-253897) filed by IVERIC bio, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), and (ii) the prospectus supplement, dated July 12, 2021 (the “Prospectus Supplement” and, together with the prospectus contained in the Registration Statement, the “Prospectus”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 13,397,500 shares of Common Stock (the “Shares”), including up to 1,747,500 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company.

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement, dated July 12, 2021 (the “Underwriting Agreement”), entered into by and among the Company and Cowen and Company, LLC, Credit Suisse Securities (USA) LLC, and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in the Underwriting Agreement, which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Prospectus, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

IVERIC bio, Inc.
July 14, 2021

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering Hale and Dorr LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner